Form N-SAR

Sub-Item 77Q1(e)
Copies of new or amended Registrant investment advisory contracts
33-63212, 811-7736

Amendment to Janus Aspen Series Investment Sub-Advisory Agreement
- Janus Aspen INTECH Risk-Managed Core Portfolio is incorporated herein by reference to Exhibit 4(aaaaa) to Post-Effective
Amendment No. 44 to Janus Aspen Series registration statement on
Form N-1A, filed on February 15, 2008, accession number
0000950134-08-002879 (File No. 33-63212).

Amendment to Janus Aspen Series Investment Sub-Advisory Agreement
- Janus Aspen INTECH Risk-Managed Growth Portfolio is incorporated herein by reference to Exhibit 4(bbbbb) to Post-Effective Amendment No. 44 to Janus Aspen Series registration statement on Form N-1A, filed on February 15, 2008, accession number 0000950134-08-002879 (File No. 33-63212).